Offer to Purchase for Cash

by

BRINKER INTERNATIONAL, INC.

of

Up to 11,688,311 Shares of its Common Stock

at a Purchase Price Not Greater Than $38.50 nor Less Than $35.25 Per Share

THE TENDER OFFER, PRORATION PERIOD, AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00

MIDNIGHT, EASTERN TIME, ON SEPTEMBER 26, 2006, UNLESS THE TENDER OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated August 29, 2006 (the “Offer to Purchase”), and the related Letter of Transmittal, in connection with the offer by Brinker International, Inc., a Delaware corporation (the “Company”), to purchase for cash up to 11,688,311 shares of its Common Stock, $0.10 par value per share (the “Common Stock”), at a price not greater than $38.50 nor less than $35.25 per share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer to Purchase and the related Letter of Transmittal (the “Letter of Transmittal”) (which together, as they may be amended and supplemented from time to time, constitute the “Tender Offer”).

On the terms and subject to the conditions of the Tender Offer, the Company will determine a single per share price, not greater than $38.50 nor less than $35.25 per share, net to the seller in cash, less any applicable withholding taxes and without interest, that it will pay for shares properly tendered and not properly withdrawn in the Tender Offer, taking into account the total number of shares tendered and the prices specified by tendering shareholders. After the Tender Offer expires, the Company will look at the prices chosen by shareholders for all of the shares properly tendered. The Company will then select the lowest purchase price (in multiples of $0.25 above $35.25) within the price range specified above that will allow it to purchase 11,688,311 shares. If fewer than 11,688,311 shares are properly tendered and not properly withdrawn, the Company will select the lowest price that will allow it to purchase all the shares that are properly tendered and not properly withdrawn. The Company will purchase all shares properly tendered before the Expiration Time (as defined in the Offer to Purchase) at or below the purchase price and not properly withdrawn at the purchase price determined in the Tender Offer, net to the seller in cash, less any applicable withholding tax and without interest, on the terms and subject to the conditions of the Tender Offer, including its proration, “odd lot” priority, and conditional tender provisions. All shares acquired in the Tender Offer will be acquired at the same purchase price. The Company reserves the right, in its sole discretion, to purchase more than 11,688,311 shares in the Tender Offer, subject to applicable law. The Company will return shares tendered at prices greater than the purchase price and shares not purchased because of proration provisions or conditional tenders to the tendering shareholders at the Company’s expense promptly after the Tender Offer expires. See Sections 1 and 3 of the Offer to Purchase.

If the number of shares properly tendered at or below the purchase price determined in the Tender Offer and not properly withdrawn prior to the Expiration Time is less than or equal to 11,688,311 shares, or such greater number of shares as the Company may elect to accept for payment, the Company will, subject to applicable law and upon the terms and subject to the conditions of the Tender Offer, purchase all shares so tendered at the purchase price the Company determines.

On the terms and subject to the conditions of the Tender Offer, if more than 11,688,311 shares (or such greater number of shares as the Company may elect to accept for payment, subject to applicable law) are properly tendered at or below the purchase price and not properly withdrawn prior to the Expiration Time, the Company will purchase shares: first, from all holders who own beneficially or of record, fewer than 100 shares in the aggregate (an “Odd Lot Holder”) and who properly tender all of their shares at or below the purchase price selected by the Company and who do not properly withdraw them before the Expiration Time; second, from all other shareholders who properly tender shares at or below the purchase price selected by the Company and who do not properly withdraw them before the Expiration Time, on a pro rata basis (except for shareholders who tendered shares conditionally for which the condition was not satisfied); and third, only if necessary to permit the Company to purchase 11,688,311 shares (or any such greater number of shares as the Company may elect to accept for payment, subject to applicable law), from holders who have tendered shares at or below the purchase price determined in the Tender Offer conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose shares are conditionally tendered must have tendered all of their shares. See Sections 1, 3 and 6 of the Offer to Purchase.

We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender shares we hold for your account.

Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the Tender Offer by completing and signing the Instruction Form enclosed herein.

Please note the following:

1.                You may tender your shares at prices not greater than $38.50 nor less than $35.25 per share, as indicated in the attached Instruction Form, net to you in cash, less any applicable withholding taxes and without interest.

2.                You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

3.                The Tender Offer is not conditioned on any minimum number of shares being tendered. The Tender Offer is, however, subject to certain conditions set forth in Section 7 of the Offer to Purchase.

4.                The Tender Offer, proration period, and withdrawal rights will expire at 12:00 midnight, Eastern Time, on September 26, 2006, unless the Company extends the Tender Offer.

5.                The Tender Offer is for up to 11,688,311 shares, constituting approximately 14.1% of the total number of issued and outstanding shares of the Company’s Common Stock as of August 17, 2006.

6.                Tendering shareholders who are registered shareholders or who tender their shares directly to Mellon Investor Services LLC will not be obligated to pay any brokerage commissions.

7.                If you wish to tender portions of your shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

8.                If you are an Odd Lot Holder and you instruct us to tender on your behalf all of the shares that you own at or below the purchase price before the expiration of the Tender Offer and check the box captioned “Odd Lots” on the attached Instruction Form, the Company, on the terms and subject to the conditions of the Tender Offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered at or below the purchase price and not properly withdrawn.

9.                If you wish to condition your tender upon the purchase of all shares tendered by you or upon the Company’s purchase of a specified minimum number of the shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. The Company’s purchase of shares from all tenders which are so conditioned, to the extent necessary, will be determined by random lot. To elect such a condition, complete the section captioned “Conditional Tender” in the attached Instruction Form.

If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your shares, we will tender all your shares unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Time of the Tender Offer. Please note that the Tender Offer, proration period, and withdrawal rights will expire at 12:00 midnight, Eastern Time, on September 26, 2006, unless the Tender Offer is extended.

The Tender Offer is being made solely under the Offer to Purchase and the Letter of Transmittal and is being made to all record holders of shares of the Company’s Common Stock. The Tender Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the Tender Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The Company’s Board of Directors has approved the Tender Offer. However, neither the Company’s management nor its Board of Directors, nor the Dealer Managers, the Depositary nor the Information Agent makes any recommendation to any shareholder as to whether to tender or refrain from tendering any shares or as to the price or prices at which shareholders may choose to tender their shares. The Company has not authorized any person to make any recommendation. You should carefully evaluate all information in the Tender Offer and should consult your own investment and tax advisors. You must decide whether to tender your shares and, if so, how many shares to tender and the price or prices at which you will tender them. In doing so, you should read carefully the information in the Offer to Purchase and the Letter of Transmittal.

INSTRUCTION FORM WITH RESPECT TO

Offer to Purchase for Cash

by BRINKER INTERNATIONAL, INC.

of

Up to 11,688,311 Shares of its Common Stock

at a Purchase Price Not Greater Than $38.50 nor Less Than $35.25 Per Share

The undersigned acknowledges receipt of your letter and the enclosed Offer to Purchase, dated August 29, 2006 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Tender Offer”), in connection with the offer by Brinker International, Inc., a Delaware corporation (the “Company”), to purchase for cash up to 11,688,311 shares of its Common Stock, $0.10 par value per share (the “Common Stock”), at a price not greater than $38.50 nor less than $35.25 per share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the Tender Offer.

The undersigned hereby instructs you to tender to the Company the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at the price per share indicated below, on the terms and subject to the conditions of the Tender Offer.

In participating in the Tender Offer, the undersigned acknowledges that: (1) the Tender Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer to Purchase; (2) the undersigned is voluntarily participating in the Tender Offer; (3) the future value of the Company’s Common Stock is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer to Purchase; and (5) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the Tender Offer and the disposition of shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

Number of shares to be tendered by you for the account of the undersigned:                shares*

*                    Unless otherwise indicated it will be assumed that all shares held by us for your account are to be tendered.

CHECK ONLY ONE BOX:

(1)          SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined in the Tender Offer,” the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by the Company for the shares is less than the price checked below. A SHAREHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH SHARES ARE TENDERED.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐	$35.25	☐	$36.75	☐	$38.25
☐	$35.50	☐	$37.00	☐	$38.50
☐	$35.75	☐	$37.25
☐	$36.00	☐	$37.50
☐	$36.25	☐	$37.75
☐	$36.50	☐	$38.00

OR

(2)          SHARES TENDERED AT PRICE DETERMINED IN THE TENDER OFFER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered at Price Determined by Shareholder,” the undersigned hereby tenders shares at the purchase price, as the same shall be determined by the Company in accordance with the terms of the Tender Offer. For purposes of determining the purchase price, those shares that are tendered by the undersigned agreeing to accept the purchase price determined in the Tender Offer will be deemed to be tendered at the minimum price.

☐               The undersigned wants to maximize the chance of having the Company purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by the Company in accordance with the terms of the Tender Offer. THE UNDERSIGNED SHOULD UNDERSTAND THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $35.25 PER SHARE.

CHECK ONLY ONE BOX ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

ODD LOTS

(See Instruction 6 of the Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

☐              By checking this box, the undersigned represents that the undersigned owns, whether beneficially or of record, an aggregate of fewer than 100 shares and is tendering all of those shares.

In addition, the undersigned is tendering shares either (check one box):

☐              at the purchase price, as the same will be determined by the Company in accordance with the terms of the Tender Offer (persons checking this box need not indicate the price per share above); or

☐              at the price per share indicated above in the section captioned “Price (In Dollars) per Share at Which Shares Are Being Tendered.”

CONDITIONAL TENDER

(See Instruction 6 of the Letter of Transmittal)

A tendering shareholder may condition such shareholder’s tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Tender Offer, none of the shares tendered by you will be purchased. It is the tendering shareholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐              The minimum number of shares that must be purchased from me, if any are purchased from me, is:                            shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of such shareholder’s shares and checked this box:

☐              The tendered shares represent all shares held by the undersigned.

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

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Name(s):

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Date: